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                                                                     Exhibit 8.1
                              Form of Tax Opinion


                                  May 3, 1996


TransMontaigne Oil Company
370 17th Street
Republic Plaza, Suite 900
Denver, Colorado  80208

Sheffield Exploration Company, Inc.
1801 Broadway, Suite 600
Denver, Colorado  80202

                Re: TransMontaigne/Sheffield Merger Transaction

Gentlemen:

       This tax opinion relates to the merger (the "Merger") of TransMontaigne Oil Company ("TransMontaigne") with and into Sheffield Exploration Company, Inc. ("Sheffield"), with Sheffield surviving the Merger. Undefined capitalized terms used herein have the same meaning as in the preliminary Proxy
Statement/Prospectus filed with the Securities and Exchange Commission on May 3, 1996 (the "Proxy Statement").

       This opinion is rendered in connection with the discussion included under the caption "Certain Federal Income Tax Consequences" in the Proxy Statement.

       Our opinion is limited in its scope. It only covers those federal income tax consequences of the Merger expressly addressed herein. Among other items, it does not cover the special tax consequences, if any, that might apply to TransMontaigne or Sheffield stockholders who (i) may be entitled to special treatment under the Code, such as dealers in securities, foreign persons, mutual funds, insurance companies and tax-exempt entities, (ii) acquired their shares as compensation, or (iii) do not hold their shares of TransMontaigne Stock or Sheffield Stock as a capital asset. It does not cover state, local or foreign tax consequences.
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TransMontaigne Oil Company
Sheffield Exploration Company, Inc.
May 3, 1996
Page 2

       In rendering our opinion, we have examined the following documents: (i) the Agreement and Plan of Merger, dated February 6, 1996, between TransMontaigne and Sheffield (the "Plan"); (ii) the Proxy Statement; and (iii) such other documents and instruments that are available at this time as we have deemed necessary to provide a basis for our opinion.

       Our opinion is based on a number of assumptions. If any of these assumptions is not true or accurate, our opinion may be different. In rendering our opinion, we have assumed the following:

       (i) the Plan sets forth the complete agreement among the parties with respect to the Merger;

       (ii) all Merger documents have been or will be properly executed, and when executed will be valid, binding and enforceable in accordance with their terms, and all copies of such documents are accurate reproductions of the original documents;

       (iii) the Merger and related transactions will take place as described in the Plan and in the Proxy Statement, the facts described in those documents are accurate and complete, and will continue to be accurate and complete as of the Effective Time, and the conduct of the parties is and will be materially consistent with those facts;

       (iv)   the Merger will be a valid merger under applicable state law;

       (v) appropriate representation letters with respect to certain factual matters will be received from TransMontaigne and Sheffield and the representations set forth in those letters will be true, correct and complete in all material respects and will continue to be true, correct and complete in all material respects at the Effective Time; and

       (vi) appropriate representations will be received from the stockholders of TransMontaigne as to their plans and intentions with respect to the sale or other disposition of the Sheffield stock that they will receive in the Merger and those representations will be true, correct and complete in all material respects and will continue to be true, correct and complete in all material respects at the Effective Time.

       Our opinion is based on the existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the applicable Treasury Regulations issued
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TransMontaigne Oil Company
Sheffield Exploration Company, Inc.
May 3, 1996
Page 3

thereunder and the official published interpretations of those provisions by the Internal Revenue Service and the courts, all of which are subject to change, which changes could be applied retroactively. If the applicable law changes, our opinion may be different.

       Subject to the assumptions, conditions and qualifications described herein and in the section of the Proxy Statement captioned "Certain Federal Income Tax Consequences," and based on existing federal income tax law, it is our opinion that for federal income tax purposes:

       (i)    The Merger will constitute a reorganization within the meaning of
Section 368(a) of the Code, and TransMontaigne and Sheffield will each be a party to the reorganization within the meaning of Section 368(b) of the Code;

       (ii) TransMontaigne will not recognize any gain or loss for federal income tax purposes as a result of the Merger;

       (iii) No gain or loss will be recognized by the stockholders of TransMontaigne upon their receipt of Sheffield Stock in exchange for their TransMontaigne Stock;

       (iv) The aggregate tax basis of the shares of Sheffield Stock received in the Merger by a stockholder of TransMontaigne will be the same as the tax basis of his TransMontaigne Stock exchanged therefor; and

       (v) The holding period of Sheffield Stock in the hands of a TransMontaigne stockholder will include the holding period of his TransMontaigne Stock exchanged therefor, provided such TransMontaigne Stock is held as a capital asset at the Effective Time of the Merger.

       (vi) The section of the Proxy Statement captioned "Certain Federal Income Tax Consequences" summarizes the material federal income tax consequences expected to result to the stockholders of TransMontaigne from the Merger subject to the conditions and limitations described therein.

       It is also our opinion that: the holders of Old Sheffield Common Stock will not recognize any gain or loss as a result of the reverse stock split of their stock in the Merger except to the extent of cash received in lieu of fractional shares of New Common Stock; the aggregate tax basis of the shares of New Common Stock received in the exchange will be the same as the aggregate tax basis of the shares of Old Sheffield Common Stock surrendered in exchange therefor (adjusted to take into

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TransMontaigne Oil Company
Sheffield Exploration Company, Inc.
May 3, 1996
Page 4

account basis attributable to any fractional shares); and the holding period for the shares of New Common Stock will include the holding period of the shares of Old Sheffield Common Stock surrendered in exchange therefor (provided that such shares of Old Sheffield Common Stock are held as a capital asset at the Effective Time).

       Our opinion may change if the applicable law changes, if any of the facts of the Merger transactions as included in the Proxy Statement and the Merger documents are inaccurate, incomplete or change, if any of the representations made to us by TransMontaigne or by Sheffield in the representation letters (or the TransMontaigne stockholders in their certificates) are not true, complete and correct in all material respects, or if the conduct of the parties is materially inconsistent with the facts reflected in the Proxy Statement or the Merger documents.

       The opinion represents our current legal judgment on the specific issues addressed based on the assumptions, conditions, qualifications and applicable law described above and it has no official legal status of any kind. The Internal Revenue Service may take a position contrary to our opinion and, if the matter is litigated, a court could reach a contrary decision.

       The opinions expressed herein are solely for your benefit and the benefit of the TransMontaigne and Sheffield stockholders at the Effective Time, and they may not be relied upon in any manner or for any purpose by any other person.

       We hereby consent to the filing of this opinion letter with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of our name therein.

                           Very truly yours,

                           HOLME ROBERTS & OWEN LLC


                           By__________________________
                               Robert J. Welter
Member